Exhibit 10.3

BAXTER INTERNATIONAL INC. SECOND AMENDED

AND RESTATED 2021 INCENTIVE PLAN

Effective May 5, 2026

1. Purpose. The purpose of the Baxter International Inc. Second Amended and Restated 2021 Incentive Plan is to increase stockholder value and provide a means to advance the interests of the Company and other members of the Company Group by providing a variety of economic incentives designed to motivate, retain and attract employees, directors, consultants, advisors and other persons providing services to the Company.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “2021 Plan” has the meaning set forth in Section 3 of the Plan.

(b) “2021 Plan Effective Date” means May 4, 2021.

(c) “Absolute Share Limit” has the meaning given such term in Section 5(a) of the Plan.

(d) “Accounting Firm” has the meaning given such term in Section 14(x) of the Plan.

(e) “Adjustment Event” has the meaning given such term in Section 12(a) of the Plan.

(f) “Affiliate” has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(g) “Award Agreement” means the document(s) or other terms and conditions in a form specified by the Committee by which each Award is evidenced, which may be in written, electronic or in any other form as specified by the Committee.

(h) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, deferred stock, deferred stock units, performance shares, performance share units, Performance Compensation Award, Other Stock-Based Award, Other Cash-Based Award or any other award granted under this Plan.

(i) “Board” means the Board of Directors of the Company.

(j) “Cause” means (i) the willful and continued failure by the Participant to substantially perform their duties with a member of the Company Group that has not been cured within thirty (30) days after written demand for substantial performance is delivered by the member of the Company Group, which demand specifically identifies the manner in which the Participant has not substantially performed (other than any such failure resulting from the Participant’s incapacity due to Disability), or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company Group, monetarily, reputationally, or otherwise. For purposes hereof, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action was in the best interest of the Company Group. Notwithstanding the foregoing, if a Participant is a party to a Change in Control Agreement, “Cause” with respect to such Participant shall have the meaning given to such term in the Change in Control Agreement. The Company shall make the determination as to whether a Termination is for Cause, and such determination shall be binding, final and conclusive on all concerned.

(k) “Change in Control” means the first to occur of any of the following: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, during any period of twelve (12) consecutive months beginning on or after the 2021 Plan Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the 2021 Plan Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or the entity surviving such merger or consolidation or (B) if there is no such parent, of the Company or such surviving entity; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of (A) any parent of the Company or of the entity to which such assets are sold or disposed or (B) if there is no such parent, of the Company or such entity.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if such Change in Control also constitutes a “change in control event” under Section 409A of the Code.

(l) “Change in Control Agreement” means an employment agreement, change in control agreement or plan, severance agreement or plan, or other agreement between the Company Group (or a member thereof) and a Participant or Company Group plan covering a Participant that provides for severance benefits upon a voluntary Termination for good reason or involuntary Termination without cause in connection with a Change in Control of the Company and that has been approved by the Board or the Committee.

(m) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(n) “Committee” means the Compensation and Human Capital Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(o) “Common Stock” means the common stock, par value $1.00 per share, of the Company (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged), as adjusted as set forth hereunder.

(p) “Company” means Baxter International Inc., a Delaware corporation, and any successor thereto.

(q) “Company Group” means, collectively, the Company and its Subsidiaries.

(r) “Date of Grant” means the date as of which an Award is approved and as provided in the Award Agreement governing such Award, or such later date as may be required by applicable local law in the case of an Award granted to a Participant outside of the United States.

(s) “Designated Foreign Subsidiaries” means all members of the Company Group that are organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(t) “Disability” means a condition entitling the Participant to receive benefits under a long-term disability plan of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee (or designee) in its sole and absolute discretion.

(u) “Effective Date” has the meaning set forth in Section 3 of the Plan.

(v) “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (ii) with respect to actions undertaken to comply with the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the NYSE or any other securities exchange or inter- dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(w) “Eligible Person” means any (i) individual employed by any member of the Company Group; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act. Prospective employees, directors, consultants or advisors who have accepted offers of employment or consultancy from a member of the Company Group are also Eligible Persons for purposes of the Plan.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(y) “Excise Tax” has the meaning given such term in Section 14(x) of the Plan.

(z) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(aa) “Fair Market Value” of one (1) share of Common Stock means, as of any date and except as otherwise provided by the Committee, the closing sale price of a share of Common Stock as reported on the NYSE Composite Tape (or if the Common Stock is not traded on the NYSE, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system) (“Composite Tape”) on the applicable date or, if no sales of shares of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date a sale was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable). For purposes of determining the Fair Market Value of shares of Common Stock that are sold pursuant to a cashless exercise program, Fair Market Value shall be the price at which such shares of Common Stock are sold.

(bb) “Full Value Award” is a grant of one (1) or more shares of Common Stock or a right to receive one (1) or more shares of Common Stock in the future, including Restricted Stock, Restricted Stock Units, deferred stock, deferred stock units, performance shares, performance share units and any dividend equivalents or units or rights issued in respect of dividend equivalents.

(cc) “GAAP” means generally accepted accounting principles.

(dd) “Good Reason” means the occurrence (without the Participant’s express written consent) of any of the following: (i) reduction by the Company in the Participant’s annual base salary as in effect on the Date of Grant or as the same may be increased from time to time; (ii) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the Company’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations as in effect immediately prior to the change; or (iii) the failure by the Company to pay to the Participant any portion of the Participant’s current compensation or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due. The Participant shall not be deemed to have resigned for Good Reason unless (i) the Participant provides written notice to the Company of the existence of the Good Reason event within sixty (60) days after its initial occurrence, (ii) the Company fails to cure such Good Reason event within thirty (30) days after receipt of such notice, and (iii) the Participant effectively terminates employment within one-hundred twenty (120) days following the occurrence of the non-cured Good Reason event. Notwithstanding the foregoing, if a Participant is a party to a Change in Control Agreement, “Good Reason” with respect to such Participant shall have the meaning given to such term in the Change in Control Agreement.

(ee) “Immediate Family Members” has the meaning given such term in Section 14(b)(ii) of the Plan.

(ff) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(gg) “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(hh) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(ii) “Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.

(jj) “NYSE” means the New York Stock Exchange.

(kk) “Option” means an Award granted under Section 7 of the Plan.

(ll) “Option Period” has the meaning given such term in Section 7(c)(ii) of the Plan.

(mm) “Other Cash-Based Award” means an Award granted under Section 10 of the Plan that is payable without reference to the value of Common Stock (including, without limitation, a cash incentive award).

(nn) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan that is payable by reference to the value of Common Stock.

(oo) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to the Plan.

(pp) “Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(qq) “Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period with respect to any Performance Compensation Award under the Plan.

(rr) “Performance Goals” means, for a Performance Period, one (1) or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ss) “Performance Period” means the one (1) or more periods of time, as the Committee may select, over which the attainment of one (1) or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(tt) “Permitted Transferee” has the meaning given such term in Section 14(b)(ii) of the Plan.

(uu) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) any member of the Company Group, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(vv) “Plan” means this Baxter International Inc. Second Amended and Restated 2021 Incentive Plan, as it may be amended from time to time.

(ww) “Qualifying Termination” means a Termination of a Participant’s employment or service with a Successor Company and its Subsidiaries without Cause, or by the Participant for Good Reason, upon or within twenty- four (24) months of a Change in Control.

(xx) “Restricted Stock” means a share of Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(yy) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(zz) “SAR Period” has the meaning given such term in Section 8(c)(ii) of the Plan.

(aaa)“Section 409A of the Code” has the meaning given such term in Section 14(v)(i) of the Plan.

(bbb) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ccc) “Service Recipient” means, with respect to a Participant holding a given Award, the member of the Company Group by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable (or any Successor Company, to the extent applicable).

(ddd) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(eee) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(fff) “Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

(ggg) “Substitute Awards” has the meaning given such term in Section 5(d) of the Plan.

(hhh) “Sub-Plans” means any sub-plan to this Plan that has been adopted by the Board or the Committee for the purpose of permitting the offering of Awards to employees of certain Designated Foreign Subsidiaries or otherwise outside the United States of America, with each such sub-plan designed to comply with local laws applicable to offerings in such foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with applicable local laws, the Absolute Share Limit and the other limits specified in Section 5 shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.

(iii) “Successor Company” means an acquiring company or successor to the Company, or the surviving company of a Change in Control, or, if any, the parent or holding company thereof.

(jjj) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient.

(kkk) “Vesting Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

3. Effective Date; Duration. The Plan shall become effective on May 5, 2026, the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”), subject to such approval. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the 2021 Plan Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards; and, provided further, that in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (a) the date of the adoption of the 2021 Plan by the Board (February 15, 2021) or (b) the 2021 Plan Effective Date. If the Plan is not approved by stockholders, the Baxter International Inc. 2021 Incentive Plan (as amended and restated in May 2024, the “2021 Plan”) shall continue to remain in effect in accordance with its terms until the tenth (10th) anniversary of the 2021 Plan Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the 2021 Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (x) adopt Sub-Plans.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Non-Employee Directors. Notwithstanding the foregoing in this Section 4(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 under the Exchange Act will be taken only by the Board or by a committee or subcommittee of two (2) or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, any Award granted or any Award Agreements evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any other member of the Company Group, any Participant, any holder or beneficiary of any Award and any stockholder of the Company. To the extent provided by the Committee, any Award may be settled in cash rather than in shares of Common Stock.

(e) No member of the Board, the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including legal fees and expenses) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award granted hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law (including the applicable rules of NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted) or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any member of the Company Group, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Person harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter- dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, as of the Effective Date, the maximum number of shares of Common Stock subject to Awards that may be delivered under the Plan is 20,000,000 shares of Common Stock, plus any shares of Common Stock that are available under the 2021 Plan on the Effective Date (collectively, the “Absolute Share Limit”); (ii) subject to Section 12 of the Plan, no more than 5,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year in respect of such Non-Employee Director’s service on the Board, shall not exceed $1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(b) Except as otherwise provided herein and other than with respect to Substitute Awards, any shares of Common Stock subject to an Award which for any reason expires or is forfeited, cancelled, surrendered, or terminated without issuance of shares of Common Stock (including shares of Common Stock attributable to Awards that are settled in cash) shall again be available under the Plan. Shares of Common Stock subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares of Common Stock are: (i) shares of Common Stock that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR; (ii) shares of Common Stock delivered to or withheld by the Company to pay the Exercise Price, the Strike Price, or the withholding taxes related to an outstanding Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of an Option exercise. Any shares of

Common Stock subject to a Full Value Award shall be counted against the Absolute Share Limit as three (3) shares of Common Stock for every one (1) share of Common Stock issued in connection with such Award. If shares of Common Stock subject to any such Full Value Award are forfeited, cancelled, surrendered, or terminated without issuance of shares of Common Stock and would otherwise return to the Plan pursuant to this Section 5(b), three (3) times the number of shares of Common Stock so forfeited, cancelled, surrendered or terminated shall again be available for issuance under the Plan.

(c) Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(d) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan (and shares of Common Stock subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 5(b) above); provided that Awards using such available shares of Common Stock shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company Group prior to such acquisition or combination. Except as expressly provided by the terms of this Plan, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of any member of the Company Group convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof, shall be made with respect to Awards then outstanding hereunder.

6. Eligibility. Participation in the Plan shall be limited to Eligible Persons. The Committee shall determine and designate, from time to time, from among the Eligible Persons those persons who will be granted Awards under the Plan and who will become Participants, and, subject to the terms and conditions of the Plan, a Participant may be granted any Award permitted under the provisions of the Plan and more than one Award may be granted to a Participant.

7. Options.

(a) General. Each Option granted under the Plan shall be evidenced by an Award Agreement, in written or electronic form, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company Group, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to, and comply with, such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant), or if greater, the par value of a share of Common Stock (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration.

(i) Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, subject to the terms of the Plan.

(ii) Options shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the earlier of (i) the thirtieth (30th) day following the expiration of such prohibition and (ii) the expiration of the original Option Period. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.

(iii) In the sole discretion of the Committee, any Option that is exercisable but unexercised as of the day immediately before the expiration of the Option Period may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Exercise Price is less than the Fair Market Value of a share of Common Stock on that date. In the event of an automatic exercise, payment of the Exercise Price and any applicable tax withholdings shall be made by a “net exercise” procedure as described in Section 7(d)(ii)(B) below.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised in whole or in part (but with respect to whole shares of Common Stock only) by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (provided, however, that shares of Common Stock may not be used to pay any portion of the Exercise Price unless the holder thereof has good title, free and clear of all liens and encumbrances ); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP); or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation: (A) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (B) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two (2) years after the Date of Grant of the Incentive Stock Option or (B) one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f) Post-Exercise Limitations. The Committee, in its discretion, may provide in an Award Agreement such restrictions on shares of Common Stock acquired pursuant to the exercise of an Option as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, share of Common Stock ownership by the Participant and such other factors as the Committee determines to be appropriate.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter- dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration.

(i) A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable in such manner and on such date or dates or upon such events as determined by the Committee, subject to the terms of the Plan.

(ii) SARs shall expire upon a date determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided, that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company- imposed “blackout period”), then the SAR Period shall be automatically extended until the earlier of (i) the thirtieth (30th) day following the expiration of such prohibition and (ii) the expiration of the original SAR Period.

(iii) In the sole discretion of the Committee, any SAR that is exercisable but unexercised as of the day immediately before the expiration of the SAR Period may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the Strike Price is less than the Fair Market Value of a share of Common Stock on that date. In the event of an automatic exercise, payment of the Strike Price and any applicable tax withholdings shall be made as described in Section 8(e) below.

(d) Method of Exercise. SARs which have become exercisable may be exercised in whole or in part (but with respect to whole shares of Common Stock only) by written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. The exercise of a SAR granted in connection with an Option shall cancel the corresponding tandem SAR or Option right with respect to such share of Common Stock, and vice versa.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares of Common Stock subject to the SAR that is being exercised multiplied by the excess of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.

9. Restricted Stock and Restricted Stock Units.

(a) General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (if required by the Committee) an Award Agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder of Common Stock with respect to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that the Committee may determine that dividends credited with respect to any shares of Restricted Stock will be subject to the same restrictions (whether time-and/or performance-based) applicable to the underlying shares of Restricted Stock, and held by the Company and delivered (without interest) to the Participant at the time that the restrictions on such Restricted Stock lapse (and that the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent that shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c) Vesting. Restricted Stock and Restricted Stock Units shall vest, and any applicable Vesting Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee, subject to the terms of the Plan.

(d) Issuance of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Vesting Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or his or her beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Vesting Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Vesting Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or his or her beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part shares of Common Stock and part cash, as the case may be) beyond the expiration of the Vesting Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in settlement of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of Common Stock as of the date on which the Vesting Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalents (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate, and subject to such terms, as determined by the Committee. Any accumulated dividend equivalents (and interest thereon, if applicable) may be subject to the same restrictions (whether time-and/or performance-based) applicable to the underlying Restricted Stock Units. In the event that the dividend equivalents are subject to the same restrictions applicable to the underlying Restricted Stock Units, the dividend equivalents will be held by the Company and delivered at the same time as the underlying Restricted Stock Units are settled following the date on which the Vesting Period lapses with respect to such Restricted Stock Units (and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalents (or interest thereon, if applicable)). An Award Agreement may also provide that dividend equivalents on Restricted Stock Units will be reinvested in additional Restricted Stock Units.

(e) Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE BAXTER INTERNATIONAL INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT BETWEEN BAXTER AND THE PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF BAXTER.

10. Other Stock-Based Awards and Other Cash-Based Awards. The Committee may issue Other Stock-Based Awards and Other Cash-Based Awards, including, without limitation, (a) unrestricted Common Stock, (b) rights to receive grants of Awards at a future date, (c) other Awards denominated in Common Stock, valued by reference to, or that are otherwise based on the Fair Market Value per share of Common Stock, including, without limitation, performance shares, performance units, or performance share units, or (d) cash incentive awards or other Awards denominated in cash (and payable in cash or, in the discretion of the Committee, shares of Common Stock having value equivalent to the cash otherwise payable) under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine (including, without limitation, Awards that are contingent on the achievement of Performance Goals over a specified Performance Period established by the Committee, or other restrictions and contingencies determined by the Committee, including provisions relating to deferred payment). Each Other

Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement, and each Other Cash-Based Awards shall be evidenced in such form, if any, as the Committee may determine from time to time. Each Other Stock-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award, including, without limitation, those set forth in Section 14(a) of the Plan.

11. Performance Compensation Awards.

(a) General. The Committee shall have the authority, at or before the time of grant of any Award, to designate such Award as a Performance Compensation Award.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply and any other applicable terms and conditions.

(c) Performance Criteria.

(i) The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one (1) or more members of the Company Group, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and may include, but are not limited to, any of the following, which may be determined in accordance with GAAP or on a non-GAAP basis: (i) sales or net sales; (ii) gross profit or margin; (iii) expenses, including cost of goods sold, operating expenses, marketing and administrative expenses, research and development, restructuring or other special or unusual items, interest, tax expenses, or other measures of savings; (iv) operating earnings, earnings before interest, taxes, depreciation, or amortization, net earnings, earnings per share (basic or diluted) or other measure of earnings; (v) cash flow, including cash flow from operations, investing, or financing activities, before or after dividends, investments, or capital expenditures; (vi) balance sheet performance, including debt, long or short term, inventory, accounts payable or receivable, working capital, or stockholders’ equity; (vii) return measures, including return on invested capital, sales, assets, or equity; (viii) stock price performance or stockholder return; (ix) economic value created or added; (x) implementation or completion of critical projects, including acquisitions, divestitures, and other ventures, process improvements, product or production quality, attainment of other strategic objectives, including market penetration, geographic expansion, product development, regulatory or quality performance, innovation or research goals, or the like; (xi) any other objective or subjective performance criteria specified by the Committee; or (xii) any combination of the foregoing.

(ii) The Committee may specify any reasonable definition of the Performance Criteria that it uses, and any one (1) or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one (1) or more members of the Company Group as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one (1) or more members of the Company Group or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this Section 11(c).

(d) Modification of Performance Goal(s). The Committee shall have the authority to specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; (x) a change in the Company’s fiscal year; and (xi) any other adjustments specified by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable, the Committee may modify such Performance Goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted, or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Goals or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Committee.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. Unless otherwise provided in the applicable Award Agreement or as may otherwise be determined by the Committee, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period, and in so doing, the Committee may make such adjustments to the amount of the Performance Compensation Award earned as it determines in its sole discretion.

(iv) Timing of Award Payments. Unless otherwise provided in the applicable Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11.

12. Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder (except Other Cash-Based Awards):

(a) General. In the event (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock, or (ii) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, affects the shares of Common Stock such that the Committee determines, in its sole discretion, that an adjustment is warranted in order to prevent a substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (i) or (ii), an “Adjustment Event”), the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder, (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan, and (C) the terms of any outstanding Award (subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code), including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award, or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Without limiting the generality of the foregoing, in connection with an Adjustment Event, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (I) in exchange for payment in cash, property, or other securities, in the Committee’s sole discretion, having an aggregate Fair Market Value of the shares of Common Stock covered by such Award, reduced by the aggregate Exercise Price, Strike Price, or purchase price thereof, if any, and (II) with respect to any Awards for which the Exercise Price, Strike Price, or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 12(a) shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Section 422 of the Code. Any adjustment made under this Section 12 shall be conclusive and binding for all purposes.

(b) Change in Control. Except as otherwise determined by the Committee at the time of a Change in Control or as provided in an Award Agreement or a Change in Control Agreement, in the event of a Change in Control of the Company, the following provisions will apply:

(i) No Award that is not otherwise vested or exercisable shall become vested or exercisable solely as the result of the occurrence of a Change in Control, except as otherwise determined by the Committee in accordance with Section 12(a)(I) in the case of a Change in Control that results in the Company no longer being a publicly traded corporation, or in the assets or stock of the Company being transferred to a successor that does not agree to assume the Company’s obligations under outstanding Awards; and

(ii) If the Participant experiences a Qualifying Termination, the Participant’s Awards shall be fully vested and, in the case of an Option or SAR, shall remain exercisable until the original expiration date of the Option or SAR; provided that in the case of an Award the vesting of which is based in whole or part upon the attainment of Performance Goals, the Performance Goals shall be deemed to have been met at the target level. The Committee may require a Participant to enter into an agreement containing restrictive covenants, including without limitation, covenants not to compete, not to solicit customers or employees, not to make use of confidential information, not to disparage the Company, or to cooperate with the Company in responding to claims about which the Participant has knowledge, as a condition to the application of the provisions of this Section 12(b)(ii).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 12, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his or her Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post- closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if: (i) such approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (provided that adjustments made pursuant to Section 12(a) shall not be subject to this limitation); or (iii) it would materially modify the requirements for participation in the Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) of the Plan without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided that, other than pursuant to Section 12, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

14. General.

(a) Award Agreements; Plan Document Controls. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom the Award was granted, and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company. The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

(b) Nontransferability.

(i) Each Award shall be exercisable only by such Participant to whom the Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, without limitation, except as may be prohibited by applicable law, pursuant to a domestic relations order) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules and procedures as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with Section 14(b)(ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that: (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Dividends and Dividend Equivalents. The Committee, in its sole discretion, may provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding Options or SARs. The Committee may determine to subject any dividends, dividend equivalents or other similar payments to the same restrictions (whether time- and/or performance-based) applicable to the underlying Award, and in such case, such amounts shall be held by the Company and delivered to the Participant (with or without interest, as the Committee may determine in its sole discretion) at the time that the underlying Award is settled (and the right to any such accumulated dividends, dividend equivalents, or other similar payments shall be forfeited upon the forfeiture of the Award to which such amounts relate).

(d) Special Director Provisions. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided by the Board, awards to Non-Employee Directors shall be made in accordance with the terms of the Baxter International Inc. Non-Employee Director Compensation Plan, as amended, and all such awards shall be deemed to be made under the Plan.

(e) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any other member of the Company Group, and the Company or any other member of the Company Group shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding or any other applicable taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding or any other applicable taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for not less than six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability; provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the maximum required statutory withholding liability.

(f) Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and his or her participation in the Plan.

(g) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any other member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Service Recipient or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(h) International Participants. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may, in its sole discretion, amend the terms of the Plan or any outstanding Awards with respect to such Participants and make such modifications, amendments, procedures and Sub-Plans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company Group operates or has employees or to obtain more favorable tax or other treatment for a Participant, the Company or any other member of the Company Group.

(i) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one (1) or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If more than one (1) beneficiary has been designated, the balance of the Participant’s benefits under the Plan shall be distributed to each such beneficiary per capita. If no beneficiary designation is filed by a Participant, or if the designated beneficiary is not surviving when a payment is to be made under the Plan, the beneficiary shall be the Participant’s estate.

(j) Termination. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one (1) Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination of employment, but such

Participant continues to provide services to the Company Group in a non-employee capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(k) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(l) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any other member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable), over (II) the aggregate Exercise Price or Strike Price (of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

(m) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(n) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(o) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable (including, without limitation, the granting of equity awards other than under this Plan) and such arrangements may be either applicable generally or only in specific cases.

(p) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any other member of the Company Group, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan (or with respect to any payments not yet made or shares of common stock not yet transferred) other than as unsecured general creditors of the Company and, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(q) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company or any other member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(r) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company Group except as otherwise specifically provided in such other plan or as required by applicable law.

(s) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflicts of law provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.

(t) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(v) Section 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan be exempt from or, in the alternative, comply with Section 409A of the Code and any Treasury Regulations promulgated thereunder (collectively, “Section 409A of the Code”), and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group guarantees that Awards under the Plan will comply with Section 409A of the Code or shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code, no payments in respect of any Awards that the Committee determines in good faith constitutes “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall, to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six (6)-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

(iv) The Committee shall have the authority to amend any outstanding Awards to conform to the requirements of Section 409A of the Code but is under no obligation to make any changes to any Awards to cause such compliance.

(w) Clawback/Forfeiture.

(i) All Awards shall be subject to reduction, cancellation, forfeiture or recoupment (A) to the extent necessary to comply with (I) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time (including the Company’s Mandatory Clawback Policy and Compensation Recoupment Policy, each as amended from time to time); and (II) applicable law, including, but not limited to, the applicable rules and regulations of the Securities and Exchange Commission and the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, and (B) as the Committee may specify in an Award Agreement, upon the occurrence of other specified events, including, without limitation, failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations, Termination for Cause, Termination of the Participant’s provision of services to the Company or any other member of the Company Group, violation of material policies of any member of the Company Group, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any other member of the Company Group.

(ii) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

(iii) To the extent that any policy adopted by the Company in order to comply with regulations issued pursuant to Section 10D of the Exchange Act, as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and related NYSE (or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted) rules requires any Participant to forfeit any Award, or repay any amount paid with respect to any Award, such policy shall be deemed incorporated into all outstanding Awards to the extent required by such regulations, and all Participants subject to such regulations, by accepting any Award, shall be deemed to have consented to the inclusion of provisions in their Award Agreement as determined by the Committee to be necessary or appropriate to comply with such regulations.

(iv) No recovery of compensation under a clawback policy or provision contemplated by this section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any other member of the Company Group.

(x) Section 280G. If any payment or benefit received or to be received by a Participant (including any payment or benefit received pursuant to this Plan or otherwise) would be, in whole or in part, subject to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto, or any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the payments or benefits provided under this Plan or any other agreement pursuant to which the Participant receives payments that give rise to the Excise Tax will either be (i) paid in full, or (ii) reduced to the extent necessary to make such payments and benefits not subject to such Excise Tax. The Company shall reduce or eliminate the payments in the following order of priority in a manner consistent with Section 409A of the Code: (A) first by reducing cash compensation, (B) next from equity compensation, and then (C) pro rata among all remaining payments and benefits, in each case, in reverse order beginning with payments that are to be paid the farthest in time from the determination. The Participant shall receive the greater, on an after-tax basis, of (i) or (ii). In no event will the Company be required to gross up any payment or benefit to the Participant to avoid the effects of the Excise Tax or to pay any regular or excise taxes arising from the application of the Excise Tax. Unless the Company and the Participant otherwise agree in writing, any parachute payment calculation will be made in writing by the Accounting Firm (as defined below), whose calculations will be conclusive and binding upon the Company and the Participant for all purposes. The Company and the Participant will furnish to the Accounting Firm such information and documents as they may reasonably request in order to make a parachute payment determination. The Accounting Firm also will provide its calculations, together with detailed supporting documentation, both to the Company and to the Participant, before making any payments that may be subject to the Excise Tax. For purposes of this Plan, “Accounting Firm” shall mean the then-current independent auditors of the Company or such other consulting firm or nationally recognized certified public accounting firm as may be designated by the Company.

(y) Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any other member of the Company Group, as applicable, and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award; provided, this limitation will have no impact on the Company’s ability to enforce any clawback policy or provision as contemplated under Section 14(w) of the Plan.

(z) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.